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                                                                    Exhibit 4.4

                               AMENDMENT NO. 1 TO

                  SERIES C PREFERRED STOCK PURCHASE AGREEMENT

          THIS AMENDMENT NO. 1 TO SERIES C PREFERRED STOCK PURCHASE AGREEMENT ("Amendment") is made and entered into as of October 29, 1999, by and among CacheFlow Inc., a Delaware corporation (the "Company"), and certain Investors (as such term is defined in that certain Series C Preferred Stock Purchase Agreement by and between the Company and the Investors dated as of May 28, 1999 (as amended, the "Agreement")). The Investors executing this Amendment are referred to herein as the "Amending Investors." Capitalized terms not otherwise defined in this Amendment have the meaning given them in the Agreement.

                                    RECITALS

          WHEREAS, pursuant to Section 7.9 of the Agreement, any term of the Agreement may be amended and the observance of any term of the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Common Stock issuable or issued upon conversion of the Series C Preferred Stock; provided, however, that any amendment or waiver of
Section 7.14 of the Agreement shall require the written consent of the Company and the holders of at least sixty-seven percent (67%) of the Common Stock issuable or issued upon conversion of the Series C Preferred Stock; and

          WHEREAS, the Amending Investors hold at least sixty-seven percent (67%) of the Common Stock issuable or issued upon conversion of the Series C Preferred Stock;

          NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the Company and the Amending Investors, on behalf of themselves and all other holders of outstanding Series C Preferred Stock, hereby agree as follows:

          1. Section 7.14 of the Agreement shall be amended and restated in its entirety to read as follows:

               7.14  Right to Participate in Initial Public Offering.  In
                     -----------------------------------------------
     connection with the Company's initial firm commitment underwritten public offering (the "IPO"), the Company shall use its best efforts to cause the managing underwriter or underwriters of such IPO to establish a program (the "Program") whereby such managing underwriter or underwriters give the Investors priority, as described herein, with respect to the purchase of shares of the Company's Common Stock available for sale pursuant to the Program.

               Subject to the terms hereof, the number of shares of Common Stock available for sale pursuant to the Program (the "Program Shares") shall equal no less than 250,000 shares (subject to adjustment for stock splits, stock
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     dividends, recapitalizations and the like); provided, however, that such number of Program Shares shall be subject to reasonable reduction by the Company if (i) the Company's Board of Directors determines in good faith, by a duly adopted resolution (based in part on the advice of the managing underwriter or underwriters), that the purchase by the Investors of the number of Program Shares determined in accordance with the provisions hereof would be materially detrimental to the success of the IPO, or (ii) necessary to guarantee that at least one percent (1%) of the total shares offered to the public in the IPO is available for distribution to insiders of the Company and their friends and family.

               The managing underwriter or underwriters shall offer to each Investor the right to purchase its Pro-Rata Share of the Program Shares. Each Investor's "Pro-Rata Share" shall equal the quotient obtained by dividing (i) the number of shares of Common Stock issuable or issued upon conversion of shares of Series C Preferred Stock then held by such Investor, by (ii) the number of shares of Common Stock issuable or issued upon conversion of shares of Series C Preferred Stock then held by all Investors.

               The Program may be amended, modified or eliminated if in the reasonable discretion of the Company's Board of Directors, such action is necessary to comply with all federal and state securities laws and regulations, including, without limitation, Rule 134 of the Securities Act of 1933, as amended, and all applicable rules and regulations promulgated by the National Association of Securities Dealers, Inc. and other such self-regulating or quasi-public regulatory organizations.

               Notwithstanding the foregoing, the Investors participating in the Program shall comply with all requirements and procedures required by the managing underwriter or underwriters of the IPO of purchasers participating in a directed share program, if any, or of purchasers in the IPO generally. Furthermore, the Investors agree to furnish upon request to the Company and the managing underwriter or underwriters of the IPO such further information, to execute and deliver to the Company and the managing underwriter or underwriters of the IPO such other documents, and to do such other acts and things, all as the Company and the managing underwriter or underwriters of the IPO may request for the purpose of carrying out the intent of this Section 7.14.

          2 This Amendment shall be governed by and construed under the laws of the State of California without regard to applicable principles of conflicts of law.

          3. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4. This Amendment, when executed by the Company and the Amending Investors as of the date hereof, shall have been effected in accordance with
Section 7.9 of the

                                       2
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Agreement and accordingly shall be binding upon each holder of any securities purchased under the Agreement as of the date of this Amendment (including securities into which such securities are convertible), each future holder of all such securities and the Company.

          5. The Agreement and this Amendment and the documents referred to therein and herein constitute the entire agreement between the parties hereto pertaining to the subject matter thereof and hereof.

                                       3
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          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              CACHEFLOW INC.



                              By: __________________________________
                                  Brian NeSmith
                                  President

                    Address:  650 Almanor Avenue
                              Sunnyvale, California  94086
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                              INVESTORS:

                              TCV III (GP)
                              a Delaware General Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                  Robert C. Bensky
                                  Chief Financial Officer

                              TCV III, L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                  Robert C. Bensky
                                  Chief Financial Officer

                              TCV III (Q), L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                  Robert C. Bensky
                                  Chief Financial Officer

                              TCV III Strategic Partners, L.P.
                              a Delaware Limited Partnership
                              By:   Technology Crossover Management III, L.L.C.,
                              Its: General Partner

                              By: __________________________________
                                 Robert C. Bensky
                                 Chief Financial Officer

                    Address:  56  Main Street, Suite 210
                              Millburn, NJ 07041
                              Attention:  Robert C. Bensky
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                              U.S. Venture Partners V, L.P.
                              USVP V International, L.P.
                              2180 Associates Fund V, L.P.
                              USVP V Entrepreneur Partners, L.P.

                              By Presidio Management Group V, L.L.C.
                              Its General Partner


                              By: __________________________________

                    Address:  2180 Sand Hill Road, Suite 300
                              Menlo Park, California  94025
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                              BENCHMARK CAPITAL PARTNERS, L.P.

                              By: BENCHMARK CAPITAL MANAGEMENT
                                  CO., L.L.C.
                                  Its General Partner


                              By: __________________________________
                                  Member


                              BENCHMARK FOUNDERS' FUND, L.P.

                              By: BENCHMARK CAPITAL MANAGEMENT
                                  CO., L.L.C.
                                  Its General Partner


                              By: __________________________________
                                  Member

                    Address:  2480 Sand Hill Road, Suite 200
                              Menlo Park, California  94025
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                              K-H INVESTORS (1996-B), L.P.

                              By: _______________________________
                              Print Name: _______________________
                              Title: ____________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660
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                              K-H INVESTORS (1998-A), L.P.

                              By: _______________________________
                              Print Name: _______________________
                              Title: ____________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660
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                              HANNA VENTURES - CACHEFLOW III, L.P.

                              By: _______________________________
                              Print Name: _______________________
                              Title: ____________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660
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                              DAVID WILLIAM HANNA TRUST
                              DATED 10/30/89

                              By: _______________________________
                              Print Name: _______________________
                              Title: ____________________________

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660
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                              ___________________________________
                              Virginia L. Hanna

                    Address:  c/o Hanna Capital Management
                              620 Newport Center Drive, Suite 500
                              Newport Beach, California  92660